EXHIBIT 10.36

                            DISTRIBUTORSHIP AGREEMENT

         THIS DISTRIBUTORSHIP AGREEMENT (this "Agreement") is made as of this 22nd day of February, 2000, effective as of March 1, 2000, by and between UNION MARITIMA INTERNACIONAL, S.A., a Spanish company ("UMAR," together with its affiliates as they become parties to this Agreement from time to time, are herein referred to as "SUPPLIERS"), and DEVCON INTERNATIONAL CORP., a Florida corporation, ("DEVCON") and its wholly owned subsidiaries listed on EXHIBIT A hereto (the "SUBSIDIARIES") (Devcon and the Subsidiaries are together herein referred to as the "DISTRIBUTORS" and each individually as a "DISTRIBUTOR").

                                    RECITALS

         A. Suppliers manufacture and sell bagged cement and bulk cement (the "PRODUCTS").

         B. Distributors desire to purchase and resell the Products in the Territory, as hereinafter defined, on an exclusive basis (except for St. Kitts and St. Maarten/Saint Martin, which shall be on a non-exclusive basis), upon the terms and conditions contained herein.

         C. Suppliers, Devcon and/or certain of their affiliates have entered into that certain Asset Purchase Agreement dated November 22, 1999 (the "Asset Purchase Agreement") wherein Devcon and/or its affiliates are selling certain assets to Suppliers and/or their affiliates. A condition to the Asset Purchase Agreement is the agreement by Suppliers to supply and by Distributors to purchase the Products based on the terms and conditions set forth herein.

         D. Suppliers and Distributors wish to enter into this Agreement in order to establish terms, conditions and procedures for the distribution by Distributors of the Products.


                                   AGREEMENTS

         NOW, THEREFORE, for and in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Suppliers and Distributors, intending to be legally bound hereby, agree as follows:

         1. RECITALS. The foregoing recitals are adopted as part of this Agreement.

         2. APPOINTMENT AS EXCLUSIVE DISTRIBUTOR.

                  (a) Upon the terms and conditions contained herein, UMAR hereby appoints the Distributors, on behalf of all the Suppliers, as their exclusive distributor of the Products on the islands of Saint Thomas, Saint Croix, Antigua and Barbuda, the Commonwealth of Dominica and Saba (collectively, the "TERRITORY") and as a non-exclusive distributor in St. Kitts and St. Maarten/Saint Martin. If and when the Suppliers elect to exercise their option to purchase all of the assets of Caribbean Construction & Development, Ltd. ("CCD") as set forth in Paragraph 1.5 of the Asset Purchase Agreement (the "Dominica Option"), the Commonwealth of Dominica


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shall no longer be included in the definition of "Territory." The Suppliers shall not sell or otherwise distribute their Products to anyone other than the Distributors in the Territory; provided, however, that to the extent any Distributor is no longer party to this Agreement in accordance with the terms hereof, the Suppliers may thereafter distribute the Products to other persons for distribution in the region of the Territory previously covered by the terminated Distributor.

                  (b) The Distributor accepts such appointment for the Term (as defined herein) of this Agreement and upon the conditions herein set forth.

         3. DUTIES OF UMAR. In connection with the appointment of the Distributors, UMAR agrees to, and agrees to cause the Suppliers to:

                  (a) maintain sufficient inventories of Products as may be necessary to meet the demands of the Distributor and to serve the trade in the Territory;

                  (b) fulfill all orders received by it from the Distributor on a timely basis;

                  (c) produce Products that shall have quality characteristics and specifications at least equal to ASTM C150 meeting the characteristics for Portland -- Grey Type I Cement, with an Na2O equivalent of maximum 0.6%; and

                  (d) comply with all applicable laws, rules and regulations in all material respects.

         4. DUTIES OF DISTRIBUTOR. In connection with the appointment of the Distributors, the Distributors agree to:

                  (a) keep UMAR informed of potential sales and problems pertaining to the Products;

                  (b) comply with all applicable laws, rules and regulations in all material respects;

                  (c) generally do all things reasonably necessary or proper to further and preserve the goodwill and reputation of the Suppliers; and

                  (d) make reasonable efforts to maximize the sales of the Products.

         5. EFFECTIVE DATE AND TERM. This Agreement shall take effect on the date first set forth above (the "EFFECTIVE DATE"). Unless sooner terminated in accordance with the terms of this Agreement, this Agreement shall remain in effect for the period (the "Term") of one (1) year from the Effective Date. The term of this Agreement shall renew automatically for additional one (1) year periods unless terminated as set forth herein. Any party may terminate this Agreement by giving no less than ninety (90) days prior written notice, provided, however, that (i) a termination by any Distributor shall have no effect on the terms of this Agreement as they


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apply to the remaining parties and (ii) a termination by Suppliers with respect to a Distributor shall have no effect on the terms of this Agreement as they apply to the remaining parties.

         6. PURCHASE PRICES. Each Distributor shall be charged and agrees to pay the rates set forth on EXHIBIT A hereto, for its purchase of the Products; provided, however, that the prices to be charged for jumbo bags or for bulk customers shall be negotiated on a per-customer basis. All prices may be changed by Supplier upon fifteen (15) days advance written notice thereof; provided, however, that the Supplier will maintain enumerated prices for specific sales contracts during limited periods as shall be agreed to between the parties. The purchase prices shall be expressed in U.S. Dollars. Invoicing and payment shall be done in U. S. Dollars for all sales except for those in Antigua and Barbuda and the Commonwealth of Dominica, in which case they shall be in Eastern Caribbean Units. The Distributor and the Supplier shall equally bear any changes in the exchange rates for pending invoices. The rates charged shall be adjusted on a dollar-for-dollar basis (i.e. either increased or decreased, as appropriate) based upon any changes made to import duties being paid by the Supplier relating to the Products in question from those in place as of the date hereof with respect to products imported from Venezuela.

         7. TAXES AND OTHER CHARGES. In addition to the applicable purchase prices, Suppliers shall separately invoice for, and Distributors shall pay, all sales, use, excise, value added, gross receipt, turnover and other taxes and charges imposed by law or required by any government to be paid or collected by Distributor in connection with the purchase, delivery, sale or use of the Products pursuant to this Agreement. Except as contemplated in the final sentence of Paragraph 6 hereof, the foregoing shall not require Distributors to pay Suppliers' import duties and other importation tax or income taxes based upon Suppliers' net income from this Agreement.

         8. PAYMENT TERMS. All payments due Suppliers from Distributors under this Agreement shall be paid to the applicable Supplier by check or wire transfer. Invoices may be rendered by the Supplier at any time after the date of Delivery, as defined below. Payment shall be made in U.S Dollars or Eastern Caribbean Units, as provided in Paragraph 6 hereof, within forty-five (45) days following the date of Delivery. Each shipment shall constitute an independent transaction and Distributors shall pay the invoice for each such transaction strictly in accordance with these payment terms. Upon the occurrence of a payment default with respect to any shipment of Products hereunder, Suppliers shall also be entitled to cease shipment of any additional Products until such default is remedied.

         9. DELIVERY. As used in this Agreement, "Delivery" shall mean the time upon which the Products are removed by the applicable Distributor from the applicable Supplier's cement terminal, or as shall be agreed to otherwise by the parties from time to time.

         10. RISK OF LOSS AND PASSAGE OF TITLE. Risk of loss and title shall pass to Distributors at the time of Delivery of the Products.

         11. ADDITIONAL SIGNATORIES. UMAR shall cause each of its affiliates which are formed for the purpose of supplying Products hereunder to become a signatory of this Agreement as a Supplier upon formation of such entity.

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

         12. COMPETITION. Except as otherwise provided by this Agreement, the Suppliers shall not, during the Term hereof, either directly or indirectly, engage in any manner in the distribution and/or sale of any Products in the Territory, except in St. Martin/St. Maarten.

         13. INDEPENDENT CONTRACTOR. The Suppliers, on the one hand and the Distributors, on the other hand, (i) are independent contractors with respect to each other and neither shall be deemed to be the agent or representative of the other for any purpose, (ii) shall not make any warranty or representation or incur any obligation, liability or indebtedness whatsoever on the other's behalf and (iii) shall not be liable for, and shall indemnify and hold the other harmless from and against, any and all claims made against it that arise out of any act or failure to act by the other, or by any of its constituents, agents or employees.

         14. INDEMNIFICATION. Suppliers will indemnify and hold harmless the Distributors from and against any and all claims, suits, actions, liabilities and/or damages which are attributable to the Products, PROVIDED, HOWEVER, that the Supplier shall not be obligated to indemnify the Distributors from and against any and all claims, suits, actions, liabilities and/or damages to the extent that they arise as a result of the gross negligence or intentional misconduct of any Distributor.

         15. WAIVER. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

         16. NOTICES. All notices and other communications under this Agreement:
(a) shall be made in writing signed by the authorized agent of the party making the same, (b) shall be delivered by personal delivery, confirmed telephonic facsimile transmission, or international commercial express courier, such as Federal Express or DHL, and (c) shall be deemed effective upon receipt. The addresses for all notices and communications (other than purchase orders and shipping releases) are as follows:

         If to Supplier:          Union Maritima Internacional, S.A.
                                  Serrano, 45 - planta 3
                                  28001 MADRID - SPAIN
                                  Facsimile +34915779346
                                  Attn:  Joaquin Villanueva Diaz De Espada

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         With a copy to:          Holland & Knight LLP
                                  701 Brickell Avenue
                                  Miami, Florida 33131
                                  Facsimile (305) 789-7799
                                  Attn: Ronald Albert, Jr.

         If to Distributors:      Devcon International Corp.
                                  1350 E. Newport Center Drive
                                  Suite #201
                                  Deerfield Beach, Florida 33442
                                  Facsimile (954) 429-1506
                                  Attn: Jan Norelid

         With a copy to:          Greenberg Traurig, P.A.
                                  1221 Brickell Avenue
                                  Miami, Florida  33131
                                  Facsimile (305) 579-0717
                                  Attn: Robert Grossman, Esq.

Either party may change the address and facsimile telephone number to which notices and other communications are to be sent, and may add or delete recipients for notices and other communications, by sending the other party notice of the changes in accordance with the notice provisions of this paragraph. In addition, Suppliers may change the address for purchase orders and shipping releases by notifying Distributors in writing of the changed address in accordance with the notice provisions of this paragraph.

         17. LANGUAGE. English is the official and exclusive language under this Agreement. All notices and other communications between the parties shall be in English. All dispute resolution proceedings shall be conducted and recorded in English.

         18. ASSIGNMENT. Neither party shall assign or delegate any right, interest or obligation under this Agreement, except that (i) Suppliers may subcontract with third parties for any of the Products (upon giving notice thereof to the Distributors), (ii) any Distributor may do so upon getting the consent of UMAR and (iii) the Supplier may do so upon getting the consent of Devcon. No assignment, delegation or subcontract by either party shall relieve the assigning, delegating or subcontracting party from its obligations and liabilities under this Agreement. Any attempted assignment or delegation in contravention of this prohibition shall be void and shall constitute a default under this Agreement.

         19. FORCE MAJEURE. Each of the Suppliers and the Distributors shall be excused from its obligations hereunder, and shall have no liability for any resulting loss or damage, in the event and to the extent that its performance is delayed or prevented by any event or circumstance reasonably beyond its control, including but not limited to, fire, floods, epidemics, explosion, embargo, acts or requirements of any government in its sovereign capacity, acts of God, war,


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strikes, walkouts, and riots or other civil disturbances, inability to secure raw material or transportation facilities, or for any act or omission of carriers or suppliers. Delay in or prevention of performance of either party shall be excused under this Paragraph 19 only for the period during which such cause continues, and only if the party whose performance is delayed or prevented gives written notice thereof to the other party within ten (10) days of the event causing such delay or prevention. The parties hereto shall not have the right to terminate this Agreement solely as a result of any act or event described in this Paragraph 19.

         20. WAIVER. No course of dealing, course of performance, or failure of either party strictly to enforce any term, right or condition of this Agreement shall be construed as a waiver of such term, right, or condition or affect the right to enforce that term, right or condition in the future, nor shall any express waiver be construed as a continuing waiver of any such term, right or condition.

         21. GOVERNING LAW. The construction, interpretation and performance of this Agreement shall be governed by the internal laws of the State of Florida (without giving effect to their conflicts of laws provisions).

         22. ENTIRE AGREEMENT. This Agreement, with all exhibits attached hereto, together with the Asset Purchase Agreement, the Supply Agreement, the Management Agreement and the License Agreement, all as executed by the Parties as of the date hereof, constitute the entire agreement between the parties with respect to its subject matter. All prior or contemporaneous oral and written agreements, memoranda and representations (and any subsequent purchase order, purchase order confirmation, or similar document) relating to sales of Products during the term of this Agreement are superseded by this Agreement.

         23. AMENDMENTS. This Agreement may be amended only by a subsequent writing signed by authorized representatives of Devcon and UMAR, indicating an intent to amend this Agreement.

         24. SEVERABILITY. If a court of competent jurisdiction adjudges any provision of this Agreement to be invalid or unenforceable, the remaining provisions shall not be affected thereby, and the parties shall in good faith attempt to amend this Agreement to eliminate such invalidity or unenforceability, without thereby affecting the intent of the parties as expressed herein.

         25. CONFIDENTIALITY. Distributors and the Suppliers agree that all confidential commercial, technical and other information provided hereunder by either party to the other party will be used only for evaluation purposes or for purposes of performance of this Agreement, shall be kept confidential by the receiving party using the same standard of care as such receiving party uses to protect its own similar confidential information, and shall not be sold or disclosed in any manner to any third party by the receiving party. The obligations under the preceding sentence do not apply to information which: (a) was previously known to the receiving party free of any obligation to keep it confidential; or (b) is or becomes publicly available by any means or medium other than unauthorized disclosure; or (c) is independently developed by the receiving party; or (d) is disclosed to third parties by the disclosing party without restriction; or (e) is received from a third party whose disclosure would not violate any confidentiality obligation.

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

         26. ARBITRATION.

                  (a) Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or validity of this Agreement, which has not been resolved by a non-binding procedure, shall be settled by arbitration in Miami, Florida (unless the applicable Supplier and Distributor mutually agree in writing to another location), in accordance with the Arbitration Rules of the American Arbitration Association then in effect, except that the Suppliers and Distributors agree under any circumstances they shall be permitted reasonable discovery of documents and depositions of an adequate number of witnesses. Notwithstanding anything to the contrary in this Agreement, the Suppliers and Distributors further agree that arbitration shall not be utilized to determine any dispute, controversy or claim which requires a third party's presence either as the co-respondent or as an indemnifier, unless the third party agrees to be bound by the arbitration. Disputes described in the preceding sentence shall be resolved through proceedings commenced and prosecuted in a state or federal court in Miami, Florida.

                  (b) Within one week after the Supplier, on the one hand, or the Distributor, on the other hand, requests arbitration and the other party receives notice of such request, both parties shall supply the American Arbitration Association with a list of qualifications for the arbitrators. Within two weeks after receipt of the parties' lists of qualifications for the arbitrators, the American Arbitration Association shall supply the parties with a list of 21 potential arbitrators, and the Supplier, on the one hand, and the Distributor, on the other hand, shall each be permitted to strike up to nine proposed arbitrators and shall notify in writing the American Arbitration Association of the party's decisions. Within two weeks after receipt of the parties' decisions as to the acceptable potential arbitrators, the American Arbitration Association shall appoint the three arbitrators from the group of arbitrators which has not been stricken by either party.

                  (c) Resolution of disputes, controversies or claims shall be determined by a majority vote of the arbitration panel. The Supplier, on the one hand, and the Distributor, on the other hand, shall share equally the fees, costs and expenses of the arbitration, unless the arbitrators modify the allocation of such fees, costs and expenses because they have determined that fairness dictates other than an equal allocation between the parties. Each party shall be responsible for its own attorneys' fees, costs of its experts and expenses of its witnesses, unless the arbitrators provide otherwise because they have determined that fairness so dictates. Any award rendered shall be final, binding and conclusive (without the right to an appeal, unless such appeal is based on fraud by the other party in connection with the arbitration process) upon the parties and any judgment on such award may be enforced in any court having jurisdiction, unless otherwise provided by law. The party submitting such dispute to arbitration shall inform the American Arbitration Association that the parties have agreed: (i) to reasonable discovery pursuant to the rules then in effect under the Federal Rules of Civil Procedure (as used in the United States District Court for the Southern District of Florida) for a period not to exceed 120 days prior to such arbitration and (ii) to require that the testimony at the arbitration hearing be transcribed.

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

         27. EXHIBITS. All exhibits attached to this Agreement are hereby incorporated into this Agreement and made a part of this Agreement.

         28. COUNTERPARTS. This Agreement may be executed by each party upon a separate counterpart, each of which shall be deemed an original and all of which together shall constitute one agreement.

         [Signatures appear on the next page]

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

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives as of the day and year first written above.

                            UNION MARITIMA INTERNACIONAL, S.A.,
                            a Spanish company


                            By: /S/ JOAQUIN VILLANUEVA
                                ------------------------------------------------
                                Name:      Joaquin Villanueva Diaz de Espada
                                Title:     Managing Director

                              DEVCON INTERNATIONAL CORP., a Florida corporation


                              By:      /S/ JAN NORELID
                                ------------------------------------------------
                              Name: Jan Norelid
                              Title: Chief Financial Officer

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                              V.I. CEMENT & BUILDING PRODUCTS, INC., a Delaware
                              corporation

                              By: /S/ JAN NORELID
                                ------------------------------------------------
                              Name: Jan Norelid
                              Title: Chief Financial Officer

                              BOUWBEDRIFJ BOVEN WINDEN, N.V., a
                              Netherlands Antilles entity

                              By: /S/ JAN NORELID
                                ------------------------------------------------
                              Name: Jan Norelid
                              Title: Chief Financial Officer

                              SOCIETE DES CARRIERES DE GRAND-CASE,
                              a French Antilles entity

                              By: /S/ JAN NORELID
                                ------------------------------------------------
                              Name: Jan Norelid
                              Title: Chief Financial Officer

                              BOUWBEDRIFJ BOVEN WINDEN SABA, N.V.,
                              a Netherlands Antilles entity

                              By: /S/ JAN NORELID
                                ------------------------------------------------
                              Name: Jan Norelid
                              Title: Chief Financial Officer

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                              ANTIGUA CEMENT, LTD., an Antigua and
                              Barbuda entity



                              By: /S/ JAN NORELID
                                ------------------------------------------------
                              Name: Jan Norelid
                              Title: Chief Financial Officer

                              CARIBBEAN CONSTRUCTION & DEVELOPMENT, LTD., a Commonwealth of Dominica entity

                              By: /S/ JAN NORELID
                                ------------------------------------------------
                              Name: Jan Norelid
                              Title: Chief Financial Officer

                              CARIBBEAN MASONRY PRODUCTS LIMITED,
                              a St. Kitts entity



                              By: /S/ JAN NORELID
                                ------------------------------------------------
                              Name: Jan Norelid
                              Title: Chief Financial Officer

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